Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

PRESS RELEASE	CONTACT:
Julie Whalen
EVP, Chief Financial Officer
(415) 616-8524

Elise Wang
Vice President, Investor Relations
(415) 616-8571

Williams-Sonoma, Inc. reports strong second quarter 2018 results

Net revenue growth of 6.1%, with comparable brand revenue growth of 4.6%

GAAP diluted EPS of $0.62; non-GAAP diluted EPS of $0.77 driven by gross margin expansion

Raises 2018 full-year guidance

San Francisco, CA, August 22, 2018 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the second fiscal quarter (“Q2 18”) ended July 29, 2018 versus the second fiscal quarter (“Q2 17”) ended July 30, 2017.

KEY HIGHLIGHTS

2nd Quarter 2018

•	Net revenue growth of 6.1%
•	Comparable brand revenue growth of 4.6%
•	E-commerce net revenue growth accelerates to 53.9% of total company net revenues
•	GAAP operating margin of 5.8%; non-GAAP operating margin of 6.8% in-line with Q2 17
•	GAAP diluted EPS of $0.62; non-GAAP diluted EPS of $0.77 outperforms guidance, driven by gross margin expansion
•	Merchandise inventories growth of 2.5%, significantly below net revenue growth

Fiscal Year 2018 Guidance

•	Non-GAAP net revenue guidance raised to $5,565 billion – $5,665 billion
•	Comparable brand revenue growth raised at the low end to 3.0% – 5.0%
•	Non-GAAP operating margin raised at the low end to 8.4% – 9.0%
•	Non-GAAP diluted EPS raised to $4.26 – $4.36

Laura Alber, President and Chief Executive Officer, commented, “Today, we are announcing another quarter of strong results with topline growth at the high-end of guidance, gross margin significantly above last year and a substantial EPS outperformance. Our powerful multi-channel, multi-brand platform, together with our strong execution of our strategic initiatives in digital leadership, product innovation, retail transformation and operational excellence are having a positive impact on all parts of our business. Given the results in the first half and the momentum our initiatives are creating, we are raising our full-year guidance for net revenues, comp revenue growth, operating margin and EPS.”

2nd QUARTER 2018 RESULTS

Net revenues increased 6.1% to $1.275 billion in Q2 18 from $1.202 billion in Q2 17. Excluding certain discrete items, non-GAAP net revenues were $1.274 billion in Q2 18 or a 6.1% increase over Q2 17. See Exhibit 1.

Comparable brand revenue in Q2 18 increased 4.6% compared to an increase of 2.8% in Q2 17 as shown in the table below:

2nd Quarter Comparable Brand Revenue Growth (Decline) by Concept*
	Q2 18	Q2 17
Pottery Barn	2.0%	1.2%
West Elm	9.5%	10.1%
Williams Sonoma	1.6%	1.9%
Pottery Barn Kids and Teen	5.7%	(2.7%)
Total	4.6%	2.8%
*	See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue.

E-commerce net revenues in Q2 18 increased 8.9% to $687 million from $631 million in Q2 17. Excluding certain discrete items, non-GAAP e-commerce net revenues were $686 million in Q2 18 or an 8.8% increase over Q2 17. See Exhibit 1.

Retail net revenues in Q2 18 increased 3.1% to $588 million from $571 million in Q2 17.

Operating margin in Q2 18 was 5.8% compared to 6.8% in Q2 17. Excluding certain discrete items, non-GAAP operating margin was 6.8% in Q2 18. See Exhibit 1.

•	Gross margin was 36.4% in Q2 18 versus 35.2% in Q2 17. Excluding certain discrete items, non-GAAP gross margin was 36.5% in Q2 18. See Exhibit 1.

•

Selling, general and administrative (“SG&A”) expenses were $390 million, or 30.6% of net revenues in Q2 18, versus $341 million, or 28.4% of net revenues in Q2 17. Excluding certain discrete items, non-GAAP SG&A expenses were $379 million, or 29.7% of net revenues in Q2 18. See Exhibit 1.

The effective income tax rate in Q2 18 was 28.8% versus 34.8% in Q2 17. Excluding certain discrete items, the non-GAAP effective income tax rate was 24.5% in Q2 18. See Exhibit 1.

EPS in Q2 18 was $0.62 versus $0.61 in Q2 17. Excluding certain discrete items, non-GAAP EPS was $0.77 in Q2 18. See Exhibit 1.

Merchandise inventories at the end of Q2 18 increased 2.5% to $1.100 billion from $1.073 billion at the end of Q2 17.

These results include the adoption of ASU No. 2014-09, which pertains to revenue recognition. See Exhibit 2 for more details on the financial impact of adoption.

STOCK REPURCHASE PROGRAM

During Q2 18, we repurchased 2,409,000 shares of common stock at an average cost of $56.90 per share for a total cost of approximately $137 million. As of July 29, 2018, there was approximately $344 million remaining under our current stock repurchase program.

FISCAL YEAR 2018 FINANCIAL GUIDANCE

3rd Quarter 2018 Financial Guidance*
Non-GAAP Total Net Revenues (millions)	$1,355 – $1,380
Comparable Brand Revenue Growth	3.0% – 5.0%
Non-GAAP Diluted EPS	$0.90 – $0.95

Fiscal Year 2018 Financial Guidance*
Non-GAAP Total Net Revenues (millions)	$5,565 – $5,665
Comparable Brand Revenue Growth	3.0% – 5.0%
Non-GAAP Operating Margin	8.4% – 9.0%
Non-GAAP Diluted EPS	$4.26 – $4.36
Non-GAAP Income Tax Rate	24.0% – 26.0%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$185 – $195
*We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability of discrete items.

Store Opening and Closing Guidance by Retail Concept**
	FY 2017 ACTUAL	FY 2018 GUIDANCE
	Total	New	Close	End
Williams Sonoma	228	5	(15)	218
Pottery Barn	203	6	(3)	206
West Elm	106	9	(3)	112
Pottery Barn Kids	86	—	(9)	77
Rejuvenation	8	2	—	10
Total	631	22	(30)	623

** Included in the FY 17 store count are 19 stores in Australia and two stores in the UK. FY 18 guidance includes one additional UK store.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, August 22, 2018, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP financial measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our ability to continue to successfully execute our strategic iniatives; our optimism about the future; our ability to drive long-term profitable growth; our future financial guidance, including Q3 18 and FY 2018 guidance; our stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules or tax regulations; the potential impact of tariffs, including our ability to mitigate the potential impact; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2018 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing distinct merchandise strategies – Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our free-to-join loyalty program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico and South Korea, as well as e-commerce websites in certain locations. In 2017, we acquired Outward, Inc., a 3-D imaging and augmented reality platform for the home furnishings and décor industry.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings

(unaudited)

	Thirteen Weeks Ended				Twenty-six Weeks Ended
	July 29, 2018		July 30, 2017		July 29, 2018		July 30, 2017
In thousands, except per share amounts	$	% of Revenues	$	% of Revenues	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$686,942	53.9%	$630,793	52.5%	$1,333,122	53.8%	$1,211,303	52.4%
Retail net revenues	588,232	46.1	570,813	47.5	1,145,052	46.2	1,101,810	47.6

Net revenues	1,275,174	100.0	1,201,606	100.0	2,478,174	100.0	2,313,113	100.0
Cost of goods sold	811,232	63.6	778,895	64.8	1,582,068	63.8	1,494,642	64.6

Gross profit	463,942	36.4	422,711	35.2	896,106	36.2	818,471	35.4
Selling, general and administrative expenses	389,776	30.6	341,127	28.4	755,390	30.5	674,413	29.2

Operating income	74,166	5.8	81,584	6.8	140,716	5.7	144,058	6.2
Interest expense, net	1,584	0.1	483	—	2,785	0.1	380	—

Earnings before income taxes	72,582	5.7	81,101	6.7	137,931	5.6	143,678	6.2
Income taxes	20,869	1.6	28,184	2.3	41,050	1.7	51,206	2.2

Net earnings	$51,713	4.1%	$52,917	4.4%	$96,881	3.9%	$92,472	4.0%

Earnings per share (EPS):
Basic	$0.63		$0.61		$1.17		$1.07
Diluted	$0.62		$0.61		$1.16		$1.06
Shares used in calculation of EPS:
Basic	82,342		86,429		82,867		86,696
Diluted	83,167		86,848		83,519		87,238

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

In thousands, except per share amounts	July 29, 2018	January 28, 2018	July 30, 2017
Assets
Current assets
Cash and cash equivalents	$174,580	$390,136	$103,109
Accounts receivable, net	106,322	90,119	78,735
Merchandise inventories, net	1,099,888	1,061,593	1,072,976
Prepaid catalog expenses	—	20,517	20,881
Prepaid expenses	74,811	62,204	76,611
Other current assets	21,891	11,876	12,066

Total current assets	1,477,492	1,636,445	1,364,378

Property and equipment, net	919,689	932,283	929,331
Deferred income taxes, net	60,960	67,306	130,212
Goodwill	85,673	18,838	18,773
Other long-term assets, net	64,163	130,877	37,166

Total assets	$2,607,977	$2,785,749	$2,479,860

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$466,903	$457,144	$427,474
Accrued expenses	112,381	134,207	97,965
Gift card and other deferred revenue	263,546	300,607	294,694
Borrowings under revolving line of credit	—	—	115,000
Income taxes payable	35,529	56,783	35,582
Other current liabilities	69,589	59,082	49,355

Total current liabilities	947,948	1,007,823	1,020,070

Deferred rent and lease incentives	207,190	202,134	196,982
Long-term debt	299,521	299,422	—
Other long-term obligations	72,330	72,804	74,284

Total liabilities	1,526,989	1,582,183	1,291,336

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	—	—	—
Common stock: $.01 par value; 253,125 shares authorized; 80,988, 83,726 and 85,754 shares issued and outstanding at July 29, 2018, January 28, 2018 and July 30, 2017, respectively	810	837	858
Additional paid-in capital	561,810	562,814	556,702
Retained earnings	528,368	647,422	640,368
Accumulated other comprehensive loss	(9,742)	(6,782)	(8,599)
Treasury stock, at cost	(258)	(725)	(805)

Total stockholders’ equity	1,080,988	1,203,566	1,188,524

Total liabilities and stockholders’ equity	$2,607,977	$2,785,749	$2,479,860

Retail Store Data (unaudited)
	April 29, 2018	Openings	Closings	July 29, 2018	July 30, 2017
Williams Sonoma	224	4	(2)	226	234
Pottery Barn	203	2	—	205	204
West Elm	108	3	(2)	109	101
Pottery Barn Kids	84	—	—	84	88
Rejuvenation	8	—	—	8	8
Total	627	9	(4)	632	635

Williams-Sonoma, Inc. Condensed Consolidated Statements of Cash Flows (unaudited)
	Twenty-six Weeks Ended
In thousands	July 29, 2018	July 30, 2017
Cash flows from operating activities:
Net earnings	$96,881	$92,472
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	93,809	90,048
Loss on disposal/impairment of assets	4,466	845
Amortization of deferred lease incentives	(13,210)	(12,680)
Deferred income taxes	(4,415)	(8,937)
Tax benefit related to stock-based awards	9,711	14,511
Stock-based compensation expense	26,526	22,829
Other	166	102
Changes in:
Accounts receivable	(13,567)	10,658
Merchandise inventories	(45,159)	(92,711)
Prepaid catalog expenses	—	(1,384)
Prepaid expenses and other assets	(29,217)	(25,739)
Accounts payable	(1,735)	(36,917)
Accrued expenses and other liabilities	(12,209)	(34,453)
Gift card and other deferred revenue	11,927	(8,553)
Deferred rent and lease incentives	18,861	12,635
Income taxes payable	(22,712)	12,409

Net cash provided by operating activities	120,123	35,135

Cash flows from investing activities:
Purchases of property and equipment	(80,021)	(82,727)
Other	513	44

Net cash used in investing activities	(79,508)	(82,683)

Cash flows from financing activities:
Repurchases of common stock	(174,818)	(93,361)
Payment of dividends	(70,331)	(68,197)
Tax withholdings related to stock-based awards	(12,335)	(14,117)
Borrowings under revolving line of credit	—	115,000

Net cash used in financing activities	(257,484)	(60,675)

Effect of exchange rates on cash and cash equivalents	1,313	(2,381)
Net decrease in cash and cash equivalents	(215,556)	(110,604)
Cash and cash equivalents at beginning of period	390,136	213,713

Cash and cash equivalents at end of period	$174,580	$103,109

Exhibit 1

2nd Quarter and Year-to-Date GAAP to Non-GAAP Reconciliation*

(unaudited)

(Dollars in thousands, except per share data)

Thirteen Weeks Ended July 29, 2018

	GAAP Basis (as reported)	Impairment and Early Termination Charges[1]	Outward-related[2]	Tax Legislation[3]	Employment- related Expense[4]	Non-GAAP Basis
Net revenues	$1,275,174	—	$(707)	—	—	$1,274,467
Gross profit	463,942	$719	269	—	—	464,930
% of Revenues	36.4%					36.5%
Selling, general and administrative expenses	389,776	(4,578)	(4,720)	—	$(1,874)	378,604
% of Revenues	30.6%					29.7%
Operating income	74,166	5,297	4,989	—	1,874	86,326
% of Revenues	5.8%					6.8%
Earnings before income taxes	72,582	5,297	4,992	—	1,874	84,745
Income taxes	20,869	1,289	1,055	$(2,888)	468	20,793
Tax rate	28.8%					24.5%
Net earnings	$51,713	$4,008	$3,937	$2,888	$1,406	$63,952
Diluted EPS	$0.62	$0.05	$0.05	$0.03	$0.02	$0.77

Twenty-six Weeks Ended July 29, 2018

	GAAP Basis (as reported)	Impairment and Early Termination Charges[1]	Outward-related[2]	Tax Legislation[3]	Employment- related Expense[4]	Impact of Equity Accounting Rules[5]	Non-GAAP Basis
Net revenues	$2,478,174	—	$(1,401)	—	—	—	$2,476,773
Gross profit	896,106	$719	851	—	—	—	897,676
% of Revenues	36.2%						36.2%
Selling, general and administrative expenses	755,390	(4,578)	(11,064)	—	$(3,576)	—	736,172
% of Revenues	30.5%						29.7%
Operating income	140,716	5,297	11,915	—	3,576	—	161,504
% of Revenues	5.7%						6.5%
Earnings before income taxes	137,931	5,297	11,922	—	3,576	—	158,726
Income taxes	41,050	1,289	2,522	$(6,186)	870	$(1,146)	38,399
Tax rate	29.8%						24.2%
Net earnings	$96,881	$4,008	$9,400	$6,186	$2,706	$1,146	$120,327
Diluted EPS	$1.16	$0.05	$0.11	$0.07	$0.03	$0.01	$1.44

Twenty-six Weeks Ended July 30, 2017

	GAAP Basis (as reported)	Severance-related Expense [6]	Impact of Equity Accounting Rules[5]	Non-GAAP Basis
Selling, general and administrative expenses	$674,413	$(5,705)	—	$668,708
% of Revenues	29.2%			28.9%
Operating income	144,058	5,705	—	149,763
% of Revenues	6.2%			6.5%
Earnings before income taxes	143,678	5,705	—	149,383
Income taxes	51,206	1,971	$(1,429)	51,748
Tax rate	35.6%			34.6%
Net earnings	$92,472	$3,734	$1,429	$97,635
Diluted EPS	$1.06	$0.04	$0.02	$1.12

*	Per share amounts may not sum across due to rounding to the nearest cent per diluted share.

Reconciliation of GAAP to Non-GAAP By Segment**

(unaudited)

	E-commerce		Retail		Unallocated		Total
In thousands	Q2 18	Q2 17	Q2 18	Q2 17	Q2 18	Q2 17	Q2 18	Q2 17
Net revenues	$686,942	$630,793	$588,232	$570,813	—	—	$1,275,174	$1,201,606
Outward-related[2]	(707)	—	—	—	—	—	(707)	—
Non-GAAP net revenues	686,235	630,793	588,232	570,813	—	—	1,274,467	1,201,606

Net revenue growth	8.9%	5.2%	3.1%	2.1%	—	—	6.1%	3.7%
Non-GAAP net revenue growth	8.8%	—	3.1%	—	—	—	6.1%	—
GAAP operating income (expense)	137,236	135,139	33,922	34,592	$(96,992)	$(88,147)	74,166	81,584
GAAP operating margin	20.0%	21.4%	5.8%	6.1%	(7.6)%	(7.3)%	5.8%	6.8%

Outward-related[2]	3,614	—	—	—	1,375	—	4,989	—
Employment-related expense[4]	—	—	—	—	1,874	—	1,874	—
Impairment and Early Termination Charges[1]	493	—	4,804	—	—	—	5,297	—
Non-GAAP operating income (expense)	$141,343	$135,139	$38,726	$34,592	$(93,743)	$(88,147)	$86,326	$81,584
Non-GAAP operating margin	20.6%	21.4%	6.6%	6.1%	(7.4)%	(7.3)%	6.8%	6.8%

**	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of operating income (expense) and operating margin.

SEC Regulation G – Non-GAAP Information – These tables include non-GAAP net revenues, gross profit, gross margin, SG&A, operating income, operating margin, earnings before income taxes, income taxes, effective tax rate, net earnings and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures as presented herein may not be comparable to similarly titled measures used by other companies.

Notes to Exhibit 1:

1	During Q2 18, we incurred approximately $5.3 million of expense, primarily associated with impairment and early lease termination charges.
2

During Q2 and year-to-date 2018, we incurred approximately $5.0 million and $11.9 million of expense, respectively, primarily associated with acquisition-related compensation expense, amortization of intangible assets, as well as the operations of Outward, Inc.

3	During Q2 and year-to-date 2018, we recorded income tax expense of approximately $2.9 million and $6.2 million, respectively, associated with tax legislation changes.
4

During Q2 and year-to-date 2018, we incurred approximately $1.9 million and $3.6 million, respectively, of employment-related expense related to stock-based compensation, which is recorded in selling, general and administrative expenses within the unallocated segment.

5

During Q1 18 and Q1 17, we recorded income tax expense of approximately $1.1 million and $1.4 million, respectively, associated with the adoption of accounting rules related to stock-based compensation.

6

During Q1 17, we incurred approximately $5.7 million for severance-related reorganization expenses primarily in our corporate functions, which is recorded in selling, general and administrative expenses within the unallocated segment.

Exhibit 2

ASU No. 2014-09 Impact of Adoption*

(unaudited)

(Dollars in thousands)

	Q2 2018 GAAP As Reported	ASU 2014-09 Adjustment	Q2 2018 GAAP As Adjusted
Net revenues	$1,275,174	$(16,831)	$1,258,343
Cost of goods sold	811,232	(2,257)	808,975
Gross profit	463,942	(14,574)	449,368
Selling, general and administrative expenses	389,776	(10,908)	378,868
Operating income	$74,166	$(3,666)	$70,500

*

We adopted ASU No. 2014-09, which pertains to revenue recognition, in the first quarter of fiscal 2018. This table shows the impact of adopting ASU No. 2014-09 on our results of operations for the second quarter of fiscal 2018.